Exhibit 99.2

WONHE MULTIMEDIA COMMERCE LIMITED AND ITS CONTROLLED ENTITIES
ABN 71 607 288 755

Financial Report for the Half Year ended
30 June 2017

WONHE MULTIMEDIA COMMERCE LIMITED

TABLE OF CONTENTS

Table of Contents

DIRECTORS’ REPORT	1
AUDITOR’S INDEPENDENCE DECLARATION	2
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME	3
CONSOLIDATED STATEMENT OF FINANCIAL POSITION	4
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	5
CONSOLIDATED STATEMENT OF CASH FLOWS	6
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS	7
DIRECTORS’ DECLARATION	14
INDEPENDENT AUDITOR’S REVIEW REPORT	15

WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

The Directors of Wonhe Multimedia Commerce Limited (the “Company”) submit herewith the interim Financial Report on the Company and its controlled entities (the “Group”) for the half year ended 30 June 2017.

In order to comply with the provisions of the Corporations Act 2001, the Directors report as follows:

Directors

Details of the Directors of the Company in office at any time during or since the end of the financial year and at the date of this report are:

Mr Qing Tong	Executive Chairman
Mr Nanfang (Jack) Tong	Executive Director
Mr Jun Li	Non-Executive Director
Mr Raymond Lim	Non-Executive Director
Mr Francesco Cannavo Company Secretary	Non-Executive Director
Mr Justyn Stedwell	Company Secretary

Principal Activities

The WONHE operating subsidiary company is Shenzhen WONHE Technology Co., Ltd (“Shenzhen WONHE”), a company incorporated in China. Shenzhen WONHE derives revenues from the sale of the Commercial Routers, receives a commission from the retail sales to users who purchase products from a retailer via the WONHE App and derives revenue from targeted advertisements. Shenzhen WONHE also owns the user data that is compiled and aggregated from its Commercial Routers.

The WONHE business operates solely within the People’s Republic of China.

Operating Results and Financial Position

During the period the Group made a profit of $5.354 million (2016: $7.557 million) after a tax expense of $3.113 million (2016: $1.111 million). Net assets at 30 June 2017 were $61.557 million (31 December 2016: $59.569 million), constituted largely of cash and cash equivalents of $44.557 million (31 December 2016: $38.672 million). Included in the result is an impairment of $3.011 million, arising from the loan to Guangdong Kesheng Enterprise Co., Ltd. The carrying value of the loan at 30 June 2017 amounted to $22.923 million, representing the Australian dollar value of RMB119.514 million, which relates to the amount the subsidiary will receive for assigning the loan to Beijing QingFu Asset Management Co., Ltd. The amount is repayable within one month of assignment of the loan which occurred on 29 August 2017.

The Group generated $9.802 million (2016: $9.212 million) in cash from operations. Dividends of $0.894 million were paid during the period in relation to the 2016 results. The Group has not declared an interim dividend at 30 June 2017.

Rounding of Amounts

The amounts contained in this report and in the interim financial report have been rounded to the nearest $1,000 (where rounding is applicable) under the option available to the company under ASIC Corporations (Rounding in Financial/Directors’ Reports) Instrument 2017/191. The company is an entity to which the Class Order applies. Amounts in the directors’ report have been rounded off in accordance with the Class Order to the nearest thousand dollars, or in certain cases, to the nearest dollar.

After Balance Date Events

On 29 August 2017 Shenzhen Wonhe Technology Co., Ltd entered into an arrangement with Beijing QingFu Asset Management Co., Ltd to assign the loan amounts due from Guangdong Kesheng Enterprise Co., Ltd. In return, the company will receive payments amounting to RMB119,513,836. This agreement clarified the carrying value of the loan as at 30 June 2017. Accordingly, the loan has been written down to the amount agreed.

The Board is not aware of any other matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.

Signed in accordance with a resolution of the Directors made pursuant to s.303 (4) of the Corporations Act 2001.

On behalf of the Directors

/s/ Francesco Cannavo
Francesco Cannavo
Director
1 September 2017

1

INP Sydney

Level 26, 44 Market Street Sydney NSW 2000

PO Box 43 Willoughby NSW 2068

Telephone: 1300 168 368

Wonhe Multimedia Commerce Limited and Its Controlled Entities

ABN 71 607 288 755

Auditors Independence Declaration under Section 307C of the Corporations Act 2001 to the Directors of Wonhe Multimedia Commerce Limited

I declare that, to the best of my knowledge and belief, in relation to the review for the half-year ended 30 June 2017, there have been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the review; and

(ii)	no contraventions of any applicable code of professional conduct in relation to the review.

INP Sydney

/s/ Christopher Wong
Christopher Wong
Partner

Sydney
1 September 2017

2

Wonhe Multimedia Commerce Limited

Consolidated Statement of Profit or Loss and Other Comprehensive Income

for the Half Year ended 30 June 2017

	Note	30 June 2017 $’000	30 June 2016 $’000
Continuing operations
Revenue from Sale of Goods	4	42,209	29,488
Finance revenue	4	157	236
Cost of goods sold		(28,125)	(19,580)
Research and development expenses		(1,713)	(209)
Directors’ expenses and fees		(44)	(49)
Depreciation of property, plant and equipment		(74)	(196)
Selling expenses		(435)	(411)
General and administrative expenses		(496)	(605)
Impairment of loan	5	(3,011)	-
Other expenses		(1)	(6)
Profit before income tax		8,467	8,668
Income tax expense		(3,113)	(1,111)
Net (Loss)/Profit for the half year		5,354	7,557

Other Comprehensive income
Items that may be reclassified to profit or loss in the future:
Exchange differences on translation of foreign operations		(2,472)	(375)
Other comprehensive loss net of tax		(2,472)	(375)

Total comprehensive income		2,882	7,182
Net Profit for the period is attributable to:
Non-controlling interest		-	-
Owners of Wonhe Multimedia Commerce Limited		5,354	7,557
		5,354	7,557
Total comprehensive income for the year is attributable to:
Non-controlling interest		-	-
Owners of Wonhe Multimedia Commerce Limited		2,882	7,182
		2,882	7,182

Basic earnings per share (cents per share)		3.52	4,97
Diluted earnings per share (cents per share)		3.52	4.97

The above statement should be read in conjunction with the accompanying notes.

3

Wonhe Multimedia Commerce Limited

Consolidated Statement of Financial Position

for the Half Year ended 30 June 2017

	Note	30 June 2017 $’000	31 December 2016 $’000
Current Assets
Cash and cash equivalents		44,557	38,672
Trade and other receivables		8,183	11,015
Loans advanced	5	22,923	10,695
Inventory		3	2
Total Current Assets		75,666	60,384

Non-Current Assets
Property, plant and equipment		511	597
Loans advanced	5	-	16,342
Deferred tax assets		182	97
Other receivable - deposit		37	24
Intangible assets		8	13
Total Non-Current Assets		738	17,073
Total Assets		76,404	77,457

Current Liabilities
Trade and other payables		1,027	2,847
Loans from ultimate parent entity	6	13,158	14,365
Loan from shareholders	6	662	676
Total current liabilities		14,847	17,888
Total Liabilities		14,847	17,888
Net Assets		61,557	59,569

Equity
Issued capital	7	2,908	2,908
Retained earnings		15,699	11,239
Other reserves	8	37,779	39,896
Statutory reserve fund	9	5,171	5,526
Total Equity		61,557	59,569

The above statement should be read in conjunction with the accompanying notes.

4

Wonhe Multimedia Commerce Limited

Consolidated Statement of Changes in Equity

FOR THE HALF YEAR ENDED 30 JUNE 2017

	Issued capital	Retained earnings	Statutory reserve	Other reserve	Total
	$’000	$’000	$’000	$’000	$’000

At 1 January 2016	2,908	4,892	4,136	41,082	53,018

Profit for the half year	-	7,557	-	-	7,557
Other comprehensive income	-		(69)	(306)	(375)
Total comprehensive income for the half year	-	7,557	(69)	(306)	7,182

Appropriation of statutory reserve		(975)	975	-	-

Transactions with owners in their capacity as owners:

Issue of shares	-	-	-	-	-

As at 30 June 2016	2,908	11,474	5,042	40,776	60,200

	Issued capital	Retained earnings	Statutory reserve	Other reserve	Total
	$’000	$’000	$’000	$’000	$’000

At 1 January 2017	2,908	11,239	5,526	39,896	59,569

Profit for the half year	-	5,354	-	-	5,354
Other comprehensive income	-		(355)	(2,117)	(2,472)
Total comprehensive income for the half year	-	5,354	(355)	(2,117)	2,882

Appropriation of statutory reserve	-	-	-	-	-

Transactions with owners in their capacity as owners:

Dividends paid	-	(894)		-	(894)

As at 30 June 2017	2,908	15,699	5,171	37,779	61,557

The above statement should be read in conjunction with the accompanying notes.

5

Wonhe Multimedia Commerce Limited

Consolidated Statement of Cash Flows

for the Half Year ended 30 June 2017

	Note	30 June 2017 $’000	30 June 2016 $’000
Cash flows from operating activities

Receipts from customers		45,448	28,010
Payments to suppliers and employees		(32,611)	(19,510)
Interest received		163	236
Income and other taxes paid/received		(3,198)	476
Net cash provided by/(used in) operating activities		9,802	9,212

Cash flows from investing activities

Payments for purchase of property, plant & equipment		(8)	(698)
Payments for project expenditure		-	(16,031)
Payments for intangible assets		-	(30)
Net cash (used in)/provided by investing activities		(8)	(16,759)

Cash flows from financing activities
Dividends paid		(894)	-
Loans received from ultimate parent entity		-	18,821
Loans repaid to ultimate parent entity		(637)	-
Net cash provided by/(used in) financing activities		(1,531)	18,821

Net (decrease)/increase in cash held		8,263	11,274

Cash and cash equivalents at the beginning of the year		38,672	49,644
Effects of exchange changes on the balances held in foreign currencies		(2,378)	1,280
Cash and cash equivalents at the end of the year		44,557	62,198

The above statement should be read in conjunction with the accompanying notes.

6

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Half Year ended 30 June 2017

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a).	BASIS OF PREPARATION

This general purpose financial report for the half year ended 30 June 2017 has been prepared in accordance with the Corporations Act 2001 and AASB 134 ‘Interim Financial Reporting’, for the Company and its controlled entities as a consolidated group (the “Group”). Compliance with AASB 134 ensures compliance with International Financial Reporting Standard IAS 34 ’Interim Financial Reporting’. The Group is a “for-profit” entity for financial reporting purposes under Australian Accounting Standards.

The half year financial report does not include notes of the type normally included in an annual financial report and therefore cannot be expected to provide as full an understanding of the financial performance, financial position and financing and investing activities of the Group as the full financial report.

It is recommended that the half year financial report be read in conjunction with the annual report for the year ended 31 December 2016 and considered together with any public announcements made by Wonhe Multimedia Commerce Limited during the half year ended 30 June 2017 in accordance with the continuous disclosure obligations of the ASX listing rules. Comparative figures have been adjusted to conform with changes in presentation for the current period.

The accounting policies and methods of computation are consistent with those adopted in the most recent annual financial report.

The Group’s principle activities are the design and development of software and hardware technology products for distribution in the People’s Republic of China.

New, Revised or Amending Accounting Standards and Interpretations Adopted

The Group has adopted all applicable new and amended Australian Accounting Standards and AASB Interpretations as of 1 January 2017 that are mandatory to the current reporting period. There has been no material impact on the financial statements or performance of the Group resulting from these new and amended Australian Accounting Standards.

Impact of standards issued but not yet applied by the entity

Certain new accounting standards, amendments to accounting standards and interpretations have been published that are not yet mandatory for the current reporting period and have not been early adopted by the Group. The major accounting standards that have not been early adopted, but will be applicable to the Group in future reporting years, are detailed below. Apart from these standards, the Group has considered other accounting standards that will be applicable in future years, however they have been considered insignificant to the Group.

●	AASB 9 ’Financial Instruments’ includes requirements for the classification and measurement of financial assets resulting from the first part of Phase 1 of the project to replace AASB 139 ’Financial Instruments: Recognition and Measurement’, which becomes mandatory for reporting periods beginning on or after 1 January 2018. The directors have yet to complete their assessment of how the adoption of this accounting standard will impact the financial report.

●	AASB 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognised. It replaces existing revenue recognition guidance, including IAS 18 ’Revenue’, IAS 11 ’Construction Contracts’, and IFRIC 13 ‘Customer Loyalty Programmes’. AASB 15 is effective for annual reporting periods beginning on or after 1 January 2018, with early adoption permitted. The directors have yet to complete their assessment of how the adoption of this accounting standard will impact the financial report.

●	AASB 16 ‘Leases’ introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. This standard becomes mandatory for reporting periods beginning on or after 1 January 2019. The directors have yet to complete their assessment of how the adoption of this accounting standard will impact the financial report.

7

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Half Year ended 30 June 2017

1.	BASIS OF PREPARATION (CONT’D)

Rounding Amounts

The company is of a kind referred to in ASIC Corporations (Rounding in Financial/Directors’ Reports) Instrument 2016/191 and in accordance with that Class Order, amounts in the financial statements have been rounded off to the nearest thousand dollars, or in certain cases, to the nearest dollar.

Comparatives

Where necessary, comparative information has been reclassified and repositioned for consistency with current year disclosures.

2.	SEGMENT INFORMATION

The Company views only one segment in the operation and treats the operation in terms of revenue and costs, as well as G&A expenses as a whole. Although the Company can breakdown the revenue from each type of product, as well as the direct cost associated with the purchase, management does not operate it as separate segments therefore management consider that Segment reporting disclosure is not necessary for the Company based on the current operation model.

3.	RESTATEMENT OF COMPARATIVES

Correction of prior period error – Balance of Loan Advanced at 31 December 2016

Subsequent to the issue of the Annual Report for the year ended 31 December 2016, a review of the Group’s Financial Report and auditor’s file was undertaken by the Australian Securities and Investments Commission. During the review, it was noted that there was error contained in the discounting calculation in relation to the Loan Advanced by the Group to Guangdong Kesheng Enterprise Co., Ltd. It was noted that the Group had discounted the loan balance by a factor of 20% to incorporate specific risks associated with the amount receivable and the timing of the repayments. However, in calculating the discounted value of the repayments, it was noted that discounting was applied incorrectly. The comparatives have been restated to reflect the correctly discounted Loan Advanced balance at 31 December 2016.

The effects of the correction of this error on the comparative year figures are as follows: -

-	The total loan advance balance was reduced by $5.407 million, and the Statement of profit or loss for the year ended 31 December 2016 reduced by the same amount.

-	Current Loan Advanced balance was reduced by $0.492 million and Non-current Loan Advanced was reduced by $4.915 million.

Statement of profit or loss and other comprehensive income

When there is a restatement of comparatives, it is mandatory to provide a statement of profit or loss and other comprehensive income for the comparative half year. However, as there were no adjustments made that affect the half year ended 30 June 2016, the Group has elected not to show the statement of profit or loss and other comprehensive income.

8

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Half Year ended 30 June 2017

3.	RESTATEMENT OF COMPARATIVES (CONT’D)

Statement of financial position

When there is a restatement of comparatives it is mandatory to provide a third statement of financial position at the beginning of the earliest comparative period. However, as the adjustments impact only the balance as at 31 December 2016. Accordingly, the Group has elected not to show the 1 January 2016 statement of financial position.

	31 December 2016 Reported $’000	Adjustment $’000	31 December 2016 Restated $’000
Current Assets
Cash and cash equivalents	38,672	-	38,672
Trade and other receivables	11,015	-	11,015
Loans advanced	11,187	(492)	10,695
Inventory	2	-	2
Total Current Assets	60,876	(492)	60,384

Non-Current Assets
Property, plant and equipment	597	-	597
Loans advanced	21,257	(4,915)	16,342
Other receivable – income tax	97	-	97
Other receivable - deposit	24	-	24
Intangible assets	13	-	13
Total Non-Current Assets	21,988	(4,915)	17,073
Total Assets	82,864	(5,407)	77,457

Current Liabilities
Trade and other payables	2,847	-	2,847
Loans from ultimate parent entity	14,365	-	14,365
Loan from shareholders	676	-	676
Total current liabilities	17,888	-	17,888
Total Liabilities	17,888	-	17,888
Net Assets	64,976	(5,407)	59,569

Equity
Issued capital	2,908	-	2,908
Retained earnings	16,646	(5,407)	11,239
Other reserves	39,896	-	39,896
Statutory reserve fund	5,526	-	5,526
Total Equity	64,976	(5,407)	59,569

9

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Half Year ended 30 June 2017

4.	REVENUE

	30 June 2017 $’000	30 June 2016 $’000

Sale of Home media and Routers	42,209	29,488
Interest income	157	236

5.	LOAN ADVANCED

Current	30 June 2017 $’000	31 December 2016 $’000
Receivables from Guangdong Kesheng Enterprise Co., Ltd	22,923	10,695

Non-Current
Receivables from Guangdong Kesheng Enterprise Co., Ltd	-	16,342

In January 2016, the Company announced that Shenzhen WONHE Technology Co., Ltd (“Shenzhen WONHE”) had entered into an agreement titled “Wireless Network Coverage Project in Beijing Area with Guangdong Kesheng Enterprise Co., Ltd (“Guangdong Kesheng”). The agreement was for the development of a wireless network in certain designated areas of Beijing. The commercial purpose of the network was to provide a vehicle for advertising and marketing, with revenue generated to be shared between the two parties. Under the agreement, Shenzhen WONHE committed to provide RMB382,990,000 to the project, including RMB226,010,000 in cash and RMB 118,980,000 in commercial routers and other equipment. Shenzhen WONHE was also to contribute the network it developed in the Tongzhou District of Beijing as a pilot project.

On 5 December 2016, the Company announced that it had agreed with Guangdong Kesheng to vary the agreement. Under the variation, Shenzhen WONHE ceased its participation in the construction and operation of the wireless network, and its commitment to develop the data systems used by the network, effective on 1 December 2016. As a consequence, the company was released from its obligation to contribute capital in 2017 and 2018, and will no longer be entitled to fixed amount payments and/or profit distributions.

Under the variation, Shenzhen WONHE will continue to supply 36,300 routers to Guangdong Kesheng for RMB1,800 each throughout the period to December 2017. As of 30 November 2016, Shenzhen WONHE had contributed, by way of cash payments, the supply of equipment and engineering construction services, and the network from the Tongzhou District pilot project, a total contribution valued at RMB175,755,641 ($35.164 million).

Under the variation agreement Shenzhen WONHE’s contribution of RMB175,755,641 ($35.164 million) will be repaid by Guangdong Kesheng, together with interest of 4.75% per annum from 1 December 2016 in three equal instalments with the first instalment due 31 December 2017. The total amount payable to Shenzhen WONHE will be RMB192,452,427 ($38.510 million at rates prevailing at 31 December 2016).

Subsequent to the period end Shenzhen Wonhe Technology Co., Ltd entered into an agreement to assign the loan balance to Beijing QingFu Management Co., Ltd. In return Shenzhen Wonhe will receive cash consideration amounting to RMB119,513,836, in three instalments with 80% payable within ten days of the agreement and the remainder payable within 30 days. Given that the basis of the carrying value was an estimate of the discount rate to determine amortised cost, the event has been treated as an adjusting event, clarifying the estimate of the carrying value of the loan. Accordingly, an impairment has been recorded of $3.011 million.

10

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Half Year ended 30 June 2017

6.	LOAN FROM RELATED PARTIES

	30 June 2017 $’000	31 December 2016 $’000
Amounts payable to parent entity (i)	13,158	14,365
Amounts payable to related parties (ii)	662	676

	13,820	15,041

(i)	Parent entity loan

The loan is at call and non-interest bearing. The loan is unsecured.

WONHE High-Tech International, Inc is the ultimate entity. It has a receivable arising for the amounts loaned to Shenzhen WONHE to fund the capital expenditure related to the Beijing Wireless Network Project, which has since discontinued. The liability is at call, and has no formal terms in relation to interest or repayments.

(ii)	Related party loans

Amounts were provided to the Group by Wonhe International Holding Group Co., Ltd, a company 100% owned by Mr Qing Tong, the Company’s Executive Chairman. The loan is at call and non-interest bearing. There is no security provided against the loan.

7.	CONTRIBUTED EQUITY

	NUMBER OF SHARES		SHARE CAPITAL
	30 JUNE 2017	31 DECEMBER 2016	30 June 2017 $’000	31 December 2016 $’000
Ordinary shares – fully paid (no par value)	151,951,802	151,951,802	2,908	2,908
Total Share Capital			2,908	2,908

Terms and Conditions of Issued Capital

Ordinary Shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the Company in proportion to the number of shares held. On a show of hands each holder of ordinary shares present at a meeting in person or by proxy is entitled to one vote, and upon a poll each share is entitled to one vote.

8.	RESERVES

	30 June 2017 $’000	31 December 2016 $’000

Foreign currency translation reserve (i)	(7,825)	(5,708)
Other reserve – common control transaction (ii)	45,604	45,604
	37,779	39,896

Nature and Purpose of Reserves

(i)	Foreign currency translation reserve

This reserve is used to record the exchange differences arising on translation of foreign operations where the foreign operations functional currency is different from the Group’s presentation currency.

11

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Half Year ended 30 June 2017

8.	RESERVES (CONT’D)

(ii)	Common control transaction

In August 2016 the Company entered into a Share Sale Agreement with World Win International Holdings Group Ltd, the Company acquired 100% of the shares in Kuayu International Holdings Group Ltd (“Kuayu”). The ultimate controlling party of the Group prior to the acquisition of Kuayu remained the ultimate controlling party of the Group after the acquisition. Consequently, the transaction was deemed to be between entities under common control and therefore did not qualify for accounting under AASB 3 Business Combinations. The assets and liabilities were incorporated into the Group at their pre-combination carrying amounts without any adjustments for fair values, and no goodwill has been recorded on the transaction. The difference between the carrying value of the net assets and the cost of the transaction has been recorded directly in equity.

9.	STATUTORY RESERVE

Pursuant to corporate law of PRC, Shenghihe and Shenzhen WONHE are required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund.

10.	DIVIDENDS

The Company has not proposed to pay an interim dividend at 30 June 2017. Dividends for current and previous periods are as follows:

	2017 $’000	2016 $’000
Interim dividend payable 31 October
Unfranked dividend on ordinary shares of 0. cents per share	-	738

Final dividend paid 31 May
Unfranked dividend on ordinary shares	-	894

11.	CONTROLLED ENTITIES

		EQUITY HOLDINGS
NAME OF ENTITY	COUNTRY OF INCORPORATION	PRINCIPAL ACTIVITY	30 June 2017%	31 December 2016%
Kuayu International Holdings Group Ltd	PR China	No trading activities	100	100
Shenzhen WONHE Technology Co., Ltd	PR China	Sale of domestic and commercial routers	100	100
Shengshihe Consulting Co., Ltd	PR China	Consulting	100	100

The ultimate parent entity of the Group is WONHE High-Tech International Inc., a company incorporated in the USA.

12

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Half Year ended 30 June 2017

12.	COMMITMENTS

Operating Leases

There are no significant changes to commitments in relation to operating leases from those disclosed in the Financial Report for the year ended 31 December 2016.

Capital commitments

The Company’s commitments in relation to the Wireless Network Coverage Project in Beijing remain consistent with those disclosed in the Financial Report for the year ended 31 December 2016. Expenditure recorded in the period in relation to the project is outlined in note 5.

13.	CONTINGENT LIABILITIES

There are no matters which the Group consider would result in a contingent liability as at the date of this report.

14.	EVENTS OCCURRING AFTER REPORTING DATE

On 29 August 2017 Shenzhen Wonhe Technology Co., Ltd entered into an arrangement with Beijing QingFu Asset Management Co., Ltd to assign the loan amounts due from Guangdong Kesheng Enterprise Co., Ltd. In return, the company will receive payments amounting to RMB119,513,836. This agreement clarified the carrying value of the loan as at 30 June 2017. Accordingly, the loan has been written down to the amount agreed.

The Board is not aware of any other matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.

15.	SIGNIFICANT RESTRICTIONS

According to Chinese laws and regulations, in the event that the Company needs to finance its Chinese operations in the future, it is able to provide funding by means of capital contributions to Shenzhen WONHE and/or loans to Shengshihe. These loans would be subject to applicable government registration and approval requirements.

Cash transfers from Chinese subsidiaries to their parent companies outside China are subject to government control of currency conversion, and the Company may receive the majority or all of its revenues in RMB. Under the current corporate structure of the WONHE Group, the Company’s income is primarily derived from its China subsidiaries. Under existing Chinese foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currency without prior regulatory approval by complying with certain procedural requirements.

As profit and dividends are current account items, the profit and dividends generated in China may be paid to shareholders outside China without prior approval, as long as the Company complies with certain procedural requirements. However, the Chinese government also may, at its discretion, restrict access in the future to foreign currencies for current account transactions. If changes to the foreign exchange control system prevents the Company’s China subsidiaries’ from obtaining sufficient foreign currency to satisfy their currency demands, they may not be able to pay dividends in foreign (non-RMB) currencies to the Company.

Any inability to obtain the requisite approval for converting RMB into foreign currencies, any delays in obtaining such approval or future restrictions on currency exchange may restrict the ability of the Company’s China Subsidiaries to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy its obligations.

The level of cash held by the Company’s PRC based subsidiaries was $43.905million at 30 June 2017 (31 December 2016: $38.370million).

In addition, under PRC regulations, the Company’s operating subsidiary, Shenzhen WONHE, may pay dividends only out of its accumulated profits, determined in accordance with the accounting standards and regulations prevailing in the PRC (“PRC GAAP”).

13

Wonhe Multimedia Commerce Limited

Directors’ Declaration

In the directors’ opinion:

●	the attached financial statements and notes thereto comply with the Corporations Act 2001, Australian Accounting Standard AASB 134 ‘Interim Financial Reporting’, the Corporations Regulations 2001 and other mandatory professional reporting requirements;

●	the attached financial statements and notes thereto give a true and fair view of the consolidated entity’s financial position as at 30 June 2017 and of its performance for the financial half-year ended on that date; and

●	there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the directors made pursuant to section 303(5) of the Corporations Act 2001.

On behalf of the directors

/s/ Francesco Cannavo
Francesco Cannavo

Director

1 September 2017

Melbourne

14

INP Sydney

Level 26, 44 Market Street Sydney NSW 2000

PO Box 43 Willoughby NSW 2068

Telephone: 1300 168 368

Wonhe Multimedia Commerce Limited and Its Controlled Entities

ABN 71 607 288 755

Independent Review Report to the members of Wonhe Multimedia Commerce Limited and Its Controlled Entities

Conclusion

We have reviewed the accompanying Half-year Financial Report of Wonhe Multimedia Commerce Limited and its Controlled Entities.

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the Half-year Financial Report of Wonhe Multimedia Commerce Limited and Its Controlled Entities is not in accordance with the Corporations Act 2001, including:

●	giving a true and fair view of the Group’s financial position as at 30 June 2017 and of its performance for the Half-year ended on that date; and

●	complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

The Half-year Financial Report comprises:

●	Consolidated statement of financial position as at 30 June 2017

●	Consolidated statement of profit and loss and other comprehensive income, Consolidated statement of changes in equity and Consolidated statement of cash flows for the Half-year ended on that date

●	Notes comprising a summary of significant accounting policies and other explanatory information

●	The directors’ declaration

The Group comprises Wonhe Multimedia Commerce Limited (the Company) and the entities it controlled at the Half year’s end or from time to time during the Half-year.

Directors’ Responsibility for the Half-year Financial Report

The Directors of the Company are responsible for

Liability limited by a scheme approved under Profession Standards Legislation

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INP Sydney

Level 26, 44 Market Street Sydney NSW 2000

PO Box 43 Willoughby NSW 2068

Telephone: 1300 168 368

Wonhe Multimedia Commerce Limited and Its Controlled Entities

ABN 71 607 288 755

Independent Review Report to the members of Wonhe Multimedia Commerce Limited and Its Controlled Entities

●	the preparation of the Half-year Financial Report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001; and

●	for such internal control as the Directors determine is necessary to enable the preparation of the Half- year Financial Report that is free from material misstatement, whether due to fraud or error.

Reviewer’s Responsibility for the review of the Half-year Financial Report

Our responsibility is to express a conclusion on the Half-year financial report based on our review. We conducted our review in accordance with Auditing Standard on Review Engagement ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the Half-year Financial Report is not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group’s financial position as at 30 June 2017 and its performance for the Half-year ended on that date; and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As auditor of Wonhe Multimedia Commerce Limited and Its Controlled Entities, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report

A review of a Half-year Financial Report consists of making enquires, primarily of persons responsible for the financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Independence

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

INP Sydney

/s/ Christopher Wong

Christopher Wong Partner

Sydney1 September 2017

Liability limited by a scheme approved under Profession Standards Legislation

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